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                                                                   EXHIBIT 4.2


                  VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT


THIS AGREEMENT made as of the 27th day of July, 1998


AMONG:

                  RAINTREE RESORTS INTERNATIONAL, INC., a corporation existing under the laws of the State of Nevada

                  (hereinafter referred to as the "Parent")

                                                           OF THE FIRST PART

AND:

                  RAINTREE RESORTS INTERNATIONAL CANADA LTD., a corporation existing under the laws of the Province of British Columbia

                  (hereinafter referred to as the "Company")

                                                           OF THE SECOND PART

AND:

                  RAINTREE RESORTS HOLDINGS ULC, an unlimited company under the laws of the Province of Nova Scotia

                  (hereinafter referred to as "Holdco")

                                                           OF THE THIRD PART

AND:

                  RAINTREE RESORTS HOLDINGS ULC, an unlimited company under the laws of the Province of Nova Scotia acting in its capacity as the trustee hereunder

                  (hereinafter referred to as the "Trustee")

                                                           OF THE FOURTH PART


WHEREAS:

A. Pursuant to a stock purchase agreement dated as of the 27th day of July, 1998 by and among the Parent; the Company; Raintree Resorts Canada, LLC; G.B. Properties Ltd., K.B. Ventures Ltd., M.M. & M. Management Ltd., Shawndra Enterprises Ltd., N. Kent Bubbs, Patricia J. Bubbs,




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         Geraldine L. Bubbs, G. Michael McGeough, Whiski Jack Resorts Ltd. and
         Northface Realty Co. Ltd. (the "Sellers") and the shareholders of the Sellers (such agreement as it may be amended or restated is hereinafter referred to as the "Stock Purchase Agreement"), the Company issued 21,838 Convertible Shares in the capital of the Company at the Initial Closing, and agreed to issue an additional number of Convertible Shares at the Bonus Closing, if any, and an additional number of Convertible Shares or Exchangeable Shares in the capital of the Company (the "Exchangeable Shares") at the Second Closing (as those Closings are defined in the Stock Purchase Agreement).

B.       The Convertible Shares are convertible into Exchangeable Shares.

C. Holders of Exchangeable Shares will be entitled to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged by the Company for one Parent Common Share (as hereinafter defined).

D. The Articles of the Company provide that each of the Parent, the Company and Holdco shall have certain rights and obligations in certain circumstances to acquire Exchangeable Shares from their Non-Affiliated Holders (as hereinafter defined) and to deliver Parent Common Shares to such holders in consideration therefor.

E. The Parent intends to grant to and in favour of Non-Affiliated Holders from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require the Parent or, at the option of the Parent, Holdco to purchase from each Non-Affiliated Holder all or any part of the Exchangeable Shares held by such Non-Affiliated Holder.

F. The parties desire to make appropriate provision and to establish a procedure whereby voting rights in the Parent shall be exercisable by the Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to the Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Non-Affiliated Holders, and whereby the rights to require the Parent or, at the option of the Parent, Holdco to purchase Exchangeable Shares from the Non-Affiliated Holders shall be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of Non-Affiliated Holders.

G. The parties desire to make appropriate provision and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Company and Holdco will be able to make certain payments and to deliver or cause to be delivered Parent Common Shares in satisfaction of the obligations of the Company and/or Holdco under the Share Provisions (as hereinafter defined) and this Trust Agreement.

H. These recitals and any statements of fact in this trust agreement are made by the Parent, Holdco and the Company and not by the Trustee.


NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Trust Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:




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                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Trust Agreement, unless something in the subject matter or context is inconsistent therewith or otherwise defined herein, each term denoted by initial capital letters shall have the meaning ascribed thereto in Section 26.4 of the Company's Articles. In addition:

         "BONUS CLOSING" has the meaning set out in Recital A.

         "COMPANY'S ARTICLES" means the Articles of Association of the Company.

         "COMPANY BOARD OF DIRECTORS" means the board of directors of the Company.

         "CONVERTIBLE SHARES" means the Convertible Shares in the capital of the Company.

         "EXCHANGE RIGHT" has the meaning set out in Section 5.1 hereof.

         "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of the Company.

         "INITIAL CLOSING" has the meaning set out in Recital A.

         "INSOLVENCY EVENT" means the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Company to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing by the Company of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Company to contest in good faith any such proceedings commenced by a third party in respect of the Company within 15 days of becoming aware thereof, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, or the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due, or the Company not being permitted, pursuant to solvency requirements or other provisions of applicable law, to redeem any Retracted Shares pursuant to Subsection 28.10(d) of the Share Provisions.

         "LIST" has the meaning set out in Section 4.6 hereof.

         "NON-AFFILIATED HOLDER VOTES" has the meaning set out in Section 4.2 hereof.

         "NON-AFFILIATED HOLDERS" means the registered holders of Exchangeable Shares other than the Parent and its Subsidiaries.

         "OFFICER'S CERTIFICATE" means, with respect to the Parent or the Company, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of the Parent or the Company, as the case may be.

         "PARENT BOARD OF DIRECTORS" means the board of directors of the Parent.



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         "PARENT COMMON SHARES" means shares of the common stock of the Parent, par value US$0.001.

         "PARENT CONSENT" has the meaning set out in Section 4.2 hereof.

         "PARENT MEETING" has the meaning set out in Section 4.2 hereof.

         "PARENT SUCCESSOR" has the meaning set out in Section 11.1 hereof.

         "PROMISSORY NOTES" means the promissory notes issued by the Company to the Sellers at the Initial Closing pursuant to Section 2.2 of the Stock Purchase Agreement.

         "SECOND CLOSING" has the meaning set out in Recital A.

         "SELLERS" has the meaning set out in Recital A.

         "SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Convertible Shares and Exchangeable Shares as set out in Parts 26 through 32 of the Company's Articles.

         "STOCK PURCHASE AGREEMENT" has the meaning set out in Recital A.

         "SUBSIDIARY" of the Parent means any corporation more than 50% of the outstanding stock of which, by vote or value, is owned, directly or indirectly, by the Parent, by one or more other Subsidiaries of the Parent or by the Parent and one or more other Subsidiaries of the Parent.

         "TRUST" means the trust created by this Trust Agreement.

         "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Right and any money or other rights or assets that may be held by the Trustee from time to time pursuant to this Trust Agreement.

         "TRUSTEE" means Holdco in its capacity as the trustee hereunder and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

         "VOTING RIGHTS" means the voting rights attached to the Voting Share.

         "VOTING SHARE" means the one share of Series B Preferred Stock par value US$0.001 issued by the Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Shares equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.

1.2 Interpretation Not Affected by Headings, etc. The division of this Trust Agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Trust Agreement. Unless otherwise indicated, any reference in this Trust Agreement to an article or section refers to the specified article or section of this Trust Agreement.



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1.3      Number Gender and Persons. In this Trust Agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4 Date for Any Action. If any date on which any action is required to be taken under this Trust Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5 Payments. All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.


                                    ARTICLE 2
                                      TRUST

2.1 Establishment of Trust. One of the purposes of this Trust Agreement is to create the Trust for the benefit of the Non-Affiliated Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this Trust Agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Non-Affiliated Holders as provided in this Trust Agreement.


                                    ARTICLE 3
                                  VOTING SHARE

3.1 Issue and Ownership of the Voting Share. Simultaneously with the execution and delivery of this Trust Agreement, the Parent will issue to and deposit with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders, in accordance with the provisions of this Trust Agreement. The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Non-Affiliated Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Trust Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

         (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this Trust Agreement; and

         (b) except as specifically authorized by this Trust Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this Trust Agreement.




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3.2      Legended Share Certificates. The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by such Non-Affiliated Holder.

3.3 Safekeeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.


                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1 Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may come before the stockholders of the Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Non-Affiliated Holders entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Voting Rights to which such Non-Affiliated Holder is entitled, the Trustee shall not exercise or permit the exercise of the Voting Rights relating to such Non-Affiliated Holder's Exchangeable Shares.

4.2 Number of Votes. With respect to all meetings of stockholders of the Parent at which holders of Parent Common Shares are entitled to vote (a "Parent Meeting") and with respect to all written consents sought from the holders of Parent Common Shares (a "Parent Consent"), each Non-Affiliated Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Exchangeable Share owned of record by such Non-Affiliated Holder on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Non-Affiliated Holder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

4.3 Mailings to Shareholders. With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner that the Parent utilizes in communications to holders of Parent Common Shares, subject to the Trustee being advised in writing of such method and its ability to provide this method of communication) to each of the Non-Affiliated Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its stockholders:

         (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of the Parent;

         (b) a statement that such Non-Affiliated Holder is entitled, subject to the provisions of Section 4.7 hereof, to instruct the Trustee as to the exercise of the Non-Affiliated Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or,




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                  pursuant and subject to Section 4.7 hereof, to attend such
                  Parent Meeting and to exercise personally the Non-Affiliated Holder Votes thereat;

         (c) a statement as to the manner in which such instructions may be given to the Trustee, including, in the case of a Parent Meeting, an express indication that instructions may be given to the Trustee to give:

                  (i) a proxy to such Non-Affiliated Holder or its designee to exercise personally such holder's Non-Affiliated Holder Votes; or

                  (ii) a proxy to a designated agent or other representative of the management of the Parent to exercise such Non-Affiliated Holder Votes;

         (d) a statement that if no such instructions are received from the Non-Affiliated Holder, the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled will not be exercised;

         (e) a form of direction whereby the Non-Affiliated Holder may so direct and instruct the Trustee as contemplated herein; and

         (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

         The materials referred to above are to be provided by the Parent to the Trustee, but shall be subject to review and comment by the Trustee. For the purpose of determining Non-Affiliated Holder Votes to which a Non-Affiliated Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Non-Affiliated Holder shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. The Parent will notify the Trustee in writing of any decision of the board of directors of the Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4 Copies of Stockholder Information. The Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Non-Affiliated Holder at the same time as such materials are first sent to holders of Parent Common Share. The Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Non-Affiliated Holders or to the Trustee for the benefit of the Non-Affiliated Holders by the Parent) received by the Trustee from the Parent at the same




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         time as such materials are first sent to holders of Parent Common
         Shares. The Trustee will make copies of all such materials available for inspection by any Non-Affiliated Holder at the Trustee's principal office in Vancouver, British Columbia.

4.5 Other Materials. Immediately after receipt by the Parent or any stockholder of the Parent of any material sent or given generally to the holders of Parent Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Non-Affiliated Holders by such third party) to each Non-Affiliated Holder as soon as practicable thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent. The Trustee will also make copies of all such materials available for inspection by any Non-Affiliated Holder at the Trustee's principal office in the Vancouver, British Columbia.

4.6      List of Persons Entitled to Vote.  The Company shall:

         (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent; and

         (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Non-Affiliated Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Non-Affiliated Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Company of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this Trust Agreement. The Parent agrees to give the Company written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Company to perform its obligations under this Section 4.6.

4.7 Entitlement to Direct Votes. Any Non-Affiliated Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled:

         (a) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled; or





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         (b)      to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled; or

         (c) to appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Non-Affiliated Holder's voting rights to which such Non-Affiliated Holder is entitled except, in each case, to the extent that such Non-Affiliated Holder has transferred the ownership of any Exchangeable Shares in respect of which such Non-Affiliated Holder is entitled to Non-Affiliated Holder Votes after the close of business on the record date for such meeting or seeking of consent.

4.8      Voting by Trustee, and Attendance of Trustee Representative, at
         Meeting.

         (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Non-Affiliated Holder pursuant to Section 4.3 hereof, the Non-Affiliated Holder Votes as to which such Non-Affiliated Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Non-Affiliated Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Non-Affiliated Holder pursuant to Section 4.3 hereof.

         (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Non-Affiliated Holder to attend each Parent Meeting. Upon submission by a Non-Affiliated Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Non-Affiliated Holder's request, such representatives shall sign and deliver to such Non-Affiliated Holder (or its designee) a proxy to exercise personally the Non-Affiliated Holder Votes as to which such Non-Affiliated Holder is otherwise entitled hereunder to direct the vote, if such Non-Affiliated Holder either (i) has not previously given the Trustee instructions pursuant to
                  Section 4.3 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Non-Affiliated Holder exercising such Non-Affiliated Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9 Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Non-Affiliated Holders pursuant to this Trust Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Shares, subject to the Trustee being advised in writing of such method of communication and its ability to provide same) to each Non-Affiliated Holder at its address as shown on the books of the Company. The Company shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

         (a)      current lists of the Non-Affiliated Holders; and





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         (b)      upon the request of the Trustee, mailing labels to enable the
                  Trustee to carry out its duties under this Trust Agreement.

         The materials referred to above are to be provided by the Parent to the Trustee, but shall be subject to review and comment by the Trustee.

4.10 Termination of Voting Rights. All the rights of a Non-Affiliated Holder with respect to the Non-Affiliated Holder Votes exercisable in respect of the Exchangeable Shares held by such Non-Affiliated Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Non-Affiliated Holder Votes, shall be deemed to be surrendered by the Non-Affiliated Holder to the Parent and such Non-Affiliated Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Non-Affiliated Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Non-Affiliated Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares, as specified in Article 5 hereof, or upon the redemption of Exchangeable Shares pursuant to
         Article 28.10 or Article 28.12 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs pursuant to
         Article 28.7 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by the Parent or Holdco pursuant to the due exercise by the Parent or Holdco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.


                                    ARTICLE 5
                        EXCHANGE RIGHT AND PARENT SUPPORT

5.1 Grant and Ownership of the Exchange Right. The Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require the Parent to purchase or at the Parent's option cause Holdco to purchase, from each or any Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder, all in accordance with the provisions of this Trust Agreement. The Parent hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Non-Affiliated Holders, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Trust Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right, provided that the Trustee shall:

         (a) hold the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this Trust Agreement; and

         (b) except as specifically authorized by this Trust Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes for which this Trust is created pursuant to this Trust Agreement.




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5.2      Legended Share Certificates. The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Non-Affiliated Holder.

5.3 General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section
         7.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Non-Affiliated Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4 Purchase Price. The purchase price payable by the Parent or Holdco for each Exchangeable Share to be purchased by the Parent or Holdco under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one Parent Common Share, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by the Parent or Holdco delivering or causing to be delivered to the Trustee, on behalf of the relevant Non-Affiliated Holder, one Parent Common Share and a cheque for the balance, if any, of the purchase price.

5.5 Exercise Instructions. Subject to the terms and conditions herein set forth, a Non-Affiliated Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Non-Affiliated Holder on the books of the Company. To cause the exercise of the Exchange Right by the Trustee, the Non-Affiliated Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Vancouver, British Columbia or at such other places in Canada as the Trustee may from time to time designate by written notice to the Non-Affiliated Holders, the certificates representing the Exchangeable Shares which such Non-Affiliated Holder desires the Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act, a No Transfer Declaration and such additional documents and instruments as the Trustee or the Company may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Non-Affiliated Holder thereby instructs the Trustee to exercise the Exchange Right so as to require the Parent or Holdco to purchase from the Non-Affiliated Holder the number of Exchangeable Shares specified therein, (ii) that such Non-Affiliated Holder has good title to and owns all such Exchangeable Shares to be acquired by the Parent or Holdco free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and
         (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Company and the Parent of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Trust Agreement. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by the Parent or Holdco under the

         Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

5.6 Delivery of Parent Common Shares; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares that a Non-Affiliated Holder desires the Parent or Holdco to purchase under the Exchange Right (together with a No Transfer Declaration and such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right) duly endorsed for transfer to the Parent or Holdco, the Trustee shall notify the Parent and the Company of its receipt of the same, which notice to the Parent and the Company shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and the Parent shall immediately thereafter deliver or cause Holdco to deliver to the Trustee, for delivery to the Non-Affiliated Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Non-Affiliated Holder), a certificate for the number of Parent Common Shares deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Non-Affiliated Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Company and the Parent of the payment
         of) the taxes (if any) payable as contemplated by Section 5.8 of this Trust Agreement. Immediately upon the giving of notice by the Trustee to the Parent and the Company of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Non-Affiliated Holder of such Exchangeable Shares shall be deemed to have transferred to the Parent (or, at the Parent's option, to Holdco) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by the Parent or Holdco to the Trustee, for delivery to such Non-Affiliated Holder (or to such other persons, if any, properly designated by such Non-Affiliated Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Non-Affiliated Holder shall remain unaffected until such Parent Common Shares are so delivered and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Non-Affiliated Holder shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right.

5.7 Exercise of Exchange Right Subsequent to Retraction. In the event that a Non-Affiliated Holder has exercised its right under Article 28.10 of the Share Provisions to require the Company to redeem any or all of the Exchangeable Shares held by the Non-Affiliated Holder (the "Retracted Shares") and is notified by the Company pursuant to Subsection 28.10(d) of the Share Provisions that the Company will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Company and provided that neither the Parent nor Holdco shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Non-Affiliated Holder shall not have revoked the retraction request delivered by the Non-Affiliated Holder to the Company pursuant to Subsection 28.10(e) of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Non-Affiliated Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Company is unable to redeem. In any such event, the Company hereby agrees with the Trustee and in favour of the Non-Affiliated Holder immediately to notify the Trustee of such prohibition against the Company redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Non-Affiliated Holder to the Company (including without limitation a copy of the Retraction Request delivered pursuant to Subsection 28.10(a) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Company is not permitted to redeem and will require the Parent or, at the Parent's option, Holdco, to purchase such shares in accordance with the provisions of this Article 5.

5.8 Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to the Parent or Holdco pursuant to the Exchange Right, the share certificate or certificates representing the Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Non-Affiliated Holder of the Exchangeable Shares so sold or in such names as such Non-Affiliated Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Non-Affiliated Holder (a) shall pay (and none of the Parent, Holdco, the Company or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Non-Affiliated Holder or (b) shall have established to the satisfaction of the Trustee, the Parent, Holdco and the Company that such taxes, if any, have been paid.

5.9 Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Company and the Parent shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Company or the Parent or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Non-Affiliated Holder, at the expense of the Parent, a notice of such Insolvency Event in the form provided by the Parent, which notice shall contain a brief statement of the right of the Non-Affiliated Holders with respect to the Exchange Right.

5.10 Parent Support of Holdco. Notwithstanding any of the other provisions of this Trust Agreement, so long as any Convertible Shares or Exchangeable Shares are outstanding, at least 50% of the common shares of Holdco shall be owned, directly or indirectly, by the Parent and the Parent will take all actions and do all such things as are necessary or desirable to enable and permit Holdco, in accordance with applicable law, to perform its obligations and exercise its rights with respect to the satisfaction of the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, including without limitation, all such actions and all such things as are necessary or desirable to enable and permit Holdco to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the Share Provisions. In furtherance of the foregoing obligations, upon notice of any event which requires Holdco to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, the Parent shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to Holdco, which shall forthwith deliver the requisite Parent Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares. All such Parent Common Shares shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

5.11 Call Rights. The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right, the Exchange Right and the Automatic Exchange Right are hereby agreed, acknowledged and confirmed, and it is agreed and acknowledged that such rights are granted as part of the consideration for the obligations of the Parent under this Trust Agreement.


                                    ARTICLE 6
                    COVENANTS, REPRESENTATIONS AND WARRANTIES

6.1 Covenants of Parent Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, the Parent will:

         (a) not declare or pay any dividend on the Parent Common Shares unless (i) the Company will have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and (ii) the Company shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares;

         (b) advise the Company sufficiently in advance of the declaration by the Parent of any dividend on the Parent Common Shares and take all such other actions as are necessary, in cooperation with the Company, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Shares and that such dividend on the Exchangeable Shares shall correspond with any requirements of the stock exchange on which the Exchangeable Shares are listed;

         (c) ensure that the record date for determining shareholders entitled to receive any dividend declared on the Parent Common Shares is not less than 10 Business Days after the declaration date for such dividend or such shorter period within which applicable law may be complied with;

         (d) take all such actions and do all such things as are necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 28.7 of the Share Provisions;

         (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares, upon the redemption of the Exchangeable Shares in accordance with the provisions of Article 28.10 or
                  Article 28.11 of the Share Provisions, as the case may be;

         (f) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its Shareholders for the purpose of winding up its affairs.

6.2 Segregation of Funds. The Parent will cause the Company to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such other assets as is necessary to enable the Company to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, once such amounts become payable under the terms of this Trust Agreement or the Share Provisions, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and to use such funds and other assets so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable.

6.3 Certain Representations. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which the Parent Common Shares may be reclassified or changed as contemplated by Section 6.7 hereof) (i) as is equal to the sum of (x) the number of Exchangeable Shares issued and outstanding from time to time and (y) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time (including, without limitation, the number of Exchangeable Shares into which the Convertible Shares issued or to be issued under the Stock Purchase Agreement may be converted in accordance with Part 27 of the Company's Articles and into which the Promissory Notes may be converted in accordance with their terms) and (ii) as is now and may hereafter be required to enable and permit each of the Company, the Parent and Holdco to meet its obligations hereunder, under the Share Provisions and under any other security or commitment pursuant to which the Company, the Parent or Holdco may now or hereafter be required to issue and/or deliver Parent Common Shares.

6.4 Notification of Certain Events. In order to assist the Parent to comply with its obligations hereunder, the Company will give the Parent notice of each of the following events at the time set forth below:

         (a) in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

         (b) immediately, upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

         (c) immediately, upon receipt by the Company of a Retraction Request (as defined in the Share Provisions);

         (d) at least 10 days prior to any Automatic Redemption Date determined by the Board of Directors in accordance with the Share Provisions; and

         (e) as soon as practicable upon the issuance by the Company of (i) any Convertible Shares or Exchangeable Shares including, without limitation, the issuance of Convertible Shares or Exchangeable Shares at the Bonus Closing or the Second Closing, and the issuance of Exchangeable Shares pursuant to a conversion of Convertible Shares in accordance with Part 27 of the Company's Articles or a conversion of the Promissory Notes in accordance with their terms), or (ii) rights to acquire Convertible Shares or Exchangeable Shares.

6.5 Delivery of Parent Common Shares. Upon notice of any event that requires the Company or Holdco, as the case may be, to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, the Parent shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to the Company or Holdco, as the case may be, which shall forthwith deliver the requisite Parent Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as the Company or Holdco, as the case may be, shall direct. All such Parent Common Shares shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

6.6 Qualification of Parent Common Shares. The Parent covenants that it will make such filings and seek such regulatory consents and approvals as are necessary so that the Parent Common Shares to be issued on the exchange of Exchangeable Shares will be issued in compliance with the applicable securities laws in Canada and the United States and may be freely traded on New York Stock Exchange or on such other United States exchange as such shares may be listed, quoted or posted for trading from time to time.

6.7      Economic Equivalence.

         (a) The Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Article 30.4 of the Share
                  Provisions:

                  (i) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends;

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

                  (iii) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares: (1) shares or securities of the Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (2) rights, options or warrants other than those referred to in Section 6.7(a)(ii) above, (3) evidences of indebtedness of the Parent or (4) assets of the Parent;

                  unless (x) the Company is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares and (y) the Company shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

         (b) The Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Article 30.4 of the Share
                  Provisions:

                  (i) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

                  (ii) reduce, combine or consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

                  (iii) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares;

                  unless (x) the Company is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

         (c) The Parent will ensure that the record date for any event referred to in Section 6.7(a) or 6.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 days after the date on which such event is declared or announced by the Parent (with simultaneous notice thereof to be given by the Parent to the Company).

         (d) The Company Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 6.7(a) or 6.7(b) and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Company Board of Directors:

                  (i) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

                  (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Parent Common Share;

                  (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in Section 6.7(d)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Company Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Parent Common Share; and

                  (iv) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination or consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares, the effect thereof upon the then outstanding shares of Parent Common Shares.

         For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the average of the high and the low trade of such security (as reported in the Wall Street Journal) for each of the 10 trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Company Board of Directors the public distribution or trading activity of such securities during such period does not create a market that reflects the fair market value of such securities, then the current market value thereof shall be determined by the Company Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the Company Board of Directors shall be conclusive and binding on the Parent.

6.8 Tender Offers, etc. In the event that a cash offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Shares (each, a "Tender Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Parent Board of Directors, or is otherwise effected or to be effected with the consent or approval of the Parent Board of Directors, the Parent will use reasonable efforts (to the extent, in the case of a Tender Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Tender Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination, provided that if the holders of Exchangeable Shares wish to participate in any such Tender Offer such holder shall retract Exchangeable Shares as against the Company. Such retraction shall be conditional upon and occur simultaneously with, the closing of such Tender Offer.

6.9 Parent Not to Vote. The Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Convertible Shares or Exchangeable Shares held by the Parent and its Subsidiaries for the sole purpose of attending each meeting of holders of Convertible Shares or Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Convertible Shares or Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Company Act (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Convertible Shares or Exchangeable Shares held by it or by its direct or indirect Subsidiaries in respect of any matter considered at any meeting of holders of Convertible Shares or Exchangeable Shares.

6.10 Due Performance. The Parent shall, and shall cause each of the Company and Holdco to, duly and timely perform all of its respective obligations provided for herein and that may arise under the Share Provisions, and Parent shall be responsible for the due performance of all of such obligations hereunder and under the Share Provisions.

6.11 Issue of Additional Shares. During the term of this Trust Agreement, the Parent will not issue any shares of Series B Preferred Stock, par value US$0.001 in addition to the Voting Share to be issued to the Trustee hereunder.


                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1 Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Trust Agreement, in its capacity as trustee of the Trust, shall include:

         (a) receipt and deposit of the Voting Share from the Parent as trustee for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this Trust Agreement;

         (b) granting proxies and distributing materials to Non-Affiliated Holders as provided in this Trust Agreement;

         (c) voting the Non-Affiliated Holder Votes in accordance with the provisions of this Trust Agreement;

         (d) receiving the grant of the Exchange Right from the Parent as trustee for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this Trust Agreement;

         (e) exercising the Exchange Right, in accordance with the provisions of this Trust Agreement and in connection therewith receiving from Non-Affiliated Holders Exchangeable Shares and other requisite documents and distributing to such Non-Affiliated Holders the Parent Common Shares and cheques, if any, to which such Non-Affiliated Holders are entitled upon the exercise of the Exchange Right;

         (f)      holding title to the Trust Estate;

         (g) investing any money forming, from time to time, a part of the Trust Estate as provided in this Trust Agreement;

         (h) taking action at the direction of a Non-Affiliated Holder to enforce the obligations of the Company, Holdco and/or the Parent under this Trust Agreement and under the Share Provisions; and

         (i) taking such other actions and doing such other things as are specifically provided in this Trust Agreement.

         In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Trust Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Trust Agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Non-Affiliated Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Trust Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2 No Conflict of Interest. The Trustee represents to the Company and the Parent that at the date of execution and delivery of this Trust Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Trust Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to any court in British Columbia with jurisdiction for an order that the Trustee be replaced as trustee hereunder.

7.3 Dealings with Transfer Agents, Registrars, etc. The Company, Holdco and the Parent irrevocably authorize the Trustee, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Convertible Shares, Exchangeable Shares and Parent Common Shares; and

         (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Trust Agreement. The Parent covenants that it will supply, and will cause Holdco to supply, the Trustee, or the Company, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Parent Common Shares hereunder, under the Share Provisions and under any other security or commitment given to the Non-Affiliated Holders pursuant thereto, in each case pursuant to the provisions hereof or of the Share Provisions or otherwise.

7.4 Books and Records. The Trustee shall keep available for inspection by the Parent and the Company, at the Trustee's principal office in Vancouver, British Columbia, correct and complete books and records of account relating to the Trustee's actions under this Trust Agreement, including without limitation all information relating to mailings and instructions to and from Non-Affiliated Holders and all transactions pursuant to the Voting Rights and the Exchange Right for the term of this Trust Agreement. On or before November 30, 1998, and on or before November 30 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to the Parent and the Company a brief report, dated as of the preceding August 31, with respect to: (a) the property and funds comprising the Trust Estate as of that date; (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Non-Affiliated Holders in consideration of the issue and delivery by the Parent or Holdco of Parent Common Shares in connection with the Exchange Right, during the calendar year ended on such date; and (c) all other actions taken by the Trustee in the performance of its duties under this Trust Agreement which it had not previously reported.

7.5 Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate Canadian and United States income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, the Parent shall retain such experts as may be required for the purposes of providing such advice and assistance.

7.6 Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Trust Agreement at the request, order or direction of any Non-Affiliated Holder upon such Non-Affiliated Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Non-Affiliated Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof with respect to the Exchange Right pursuant to Article 5 hereof, subject to the provisions of Section 7.15 hereof. None of the provisions contained in this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless given funds, security and indemnified as aforesaid.

7.7 Actions by Non-Affiliated Holders. No Non-Affiliated Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Trust Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Non-Affiliated Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section
         7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Non-Affiliated Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Non-Affiliated Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder, including without limitation, under the Voting Rights or the Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Non-Affiliated Holders.

7.8 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this Trust Agreement.

7.9 Evidence and Authority to Trustee. The Company, Holdco and/or the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this Trust Agreement relating to any action or step required or permitted to be taken by the Company, Holdco and/or the Parent or the Trustee under this Trust Agreement or as a result of any obligation imposed under this Trust Agreement, including, without limitation, in respect of the Voting Rights or the Exchange

         Right and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company, Holdco and/or the Parent forthwith if and when:

         (a) such evidence is required by any other section of this Trust Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

         (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Trust Agreement, gives the Company, Holdco and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         Such evidence shall consist of an Officer's Certificate of the Company, Holdco and/or the Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Trust Agreement. Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of the Company, Holdco and/or the Parent it shall be in the form of an Officer's Certificate or a statutory declaration. Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Trust Agreement shall include a statement by the person giving the evidence:

         (a) declaring that such person has read and understands the provisions of this Trust Agreement relating to the condition in question;

         (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

         (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

7.10     Experts, Advisers and Agents.  The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Company, Holdco and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

7.11 Investment of Money Held by Trustee. Unless otherwise provided in this Trust Agreement, any money held by or on behalf of the Trustee which under the terms of this Trust Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust money, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such money on the written direction of the Company. Pending the investment of any money as herein before provided, such money may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Company, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Trust Agreement or otherwise in respect of the premises.

7.13 Trustee Not Bound to Act on Company's Request. Except as in this Trust Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Company, Holdco and/or the Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 Authority to Carry on Business. The Trustee represents to the Company, Holdco and the Parent that at the date of execution and delivery by it of this Trust Agreement it is authorized to carry on the business of a trust company in the Province of British Columbia but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Trust Agreement and the Voting Rights, the Exchange Right and the other rights granted in or resulting from the Trustee being a party to this Trust Agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of British Columbia, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

7.15 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Non-Affiliated Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Non-Affiliated Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

         (b) all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

         If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Trust Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Non-Affiliated Holders, subject to all the terms and conditions herein set forth.


                                    ARTICLE 8
                                  COMPENSATION

8.1 Fees and Expenses of the Trustee. The Parent and the Company jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Trust Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Trust Agreement; provided that the Parent, Holdco and the Company shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.


                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 Indemnification of the Trustee. The Parent, Holdco and the Company jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Trust Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable and necessary expenses (including reasonable and necessary expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such

         Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Trust Agreement, or any written or oral instructions delivered to the Trustee by the Parent, Holdco or the Company pursuant hereto. In no case shall the Parent, Holdco or the Company be liable under this indemnity for any claim against any of the Indemnified Parties if such claim is incurred or suffered by reason of or as a result of the fraud, gross negligence, wilful misconduct or bad faith of an Indemnified Party and unless the Parent, Holdco and the Company shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to Section 9.1(b), below, the Parent, Holdco and the Company shall be entitled to participate at their own expense in the defence and, if the Parent, Holdco or the Company so elect at any time after receipt of such notice, any of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (a) the employment of such counsel has been authorized by the Parent, Holdco or the Company, such authorization not to be unreasonably withheld; or (b) the named parties to any such suit include both the Trustee and the Parent, Holdco or the Company and the Trustee shall have been advised in writing by counsel acceptable to the Parent, Holdco or the Company that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to the Parent, Holdco or the Company and that an actual or potential conflict of interest exists (in which case the Parent, Holdco and the Company shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Such indemnification shall survive the resignation or removal of the Trustee and the termination of this Trust Agreement.

9.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Trust Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, wilful misconduct or bad faith on the part of the Trustee.


                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1 Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent, Holdco and the Company specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless the Parent, Holdco and the Company otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent, Holdco and the Company shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of any court of British Columbia with jurisdiction upon application of one or more of the parties hereto.

10.2 Removal. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by the Parent, Holdco and the Company, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3 Successor Trustee. Any successor trustee appointed as provided under this Trust Agreement shall execute, acknowledge and deliver to the Parent, Holdco and the Company and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as trustee in this Trust Agreement. However, on the written request of the Parent, Holdco and the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Trust Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Parent, Holdco and the Company and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, the Parent, Holdco and the Company shall cause to be mailed notice of the succession of such trustee hereunder to each Non-Affiliated Holder specified in a List. If the Parent, Holdco or the Company shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent, Holdco and the Company.


                                   ARTICLE 11
                                PARENT SUCCESSORS

11.1 Certain Requirements in Respect of Combination, etc. The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

         (a) such other person or continuing corporation (the "Parent Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Trust Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all money payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this trust agreement; and

         (b) such transaction shall, to the satisfaction of the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Non-Affiliated Holders hereunder or under the Company's Articles.

11.2 Vesting of Powers in Successor. Whenever the conditions of Section 11.1 hereof have been duly observed and performed, if required by Section
         11.1 hereof, the Trustee, the Parent Successor, Holdco and the Company shall execute and deliver the supplemental trust agreement provided for in Article 12 hereof and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this Trust Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Trust Agreement required to be done or performed by the Parent Board of Directors or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

11.3 Wholly-Owned Subsidiaries. Except as provided in Section 5.10, nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned Subsidiary of the Parent with or into the Parent or the winding up, liquidation or dissolution of any wholly-owned Subsidiary of the Parent provided that all of the assets of such Subsidiary are transferred to the Parent or another wholly-owned Subsidiary of the Parent, and any such transactions are expressly permitted by this Article 11.


                                   ARTICLE 12
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 Amendments, Modifications, etc. This Trust Agreement may not be amended or modified except by an agreement in writing executed by the Company, Holdco, the Parent and the Trustee and approved by the Non-Affiliated Holders and the holders of the Convertible Shares in accordance with
         Article 30.4 of the Share Provisions.

12.2 Ministerial Amendments. Notwithstanding the provisions of Section 12.1 hereof, the parties to this Trust Agreement may in writing, at any time and from time to time, without the approval of the Non-Affiliated Holders or the approval of the holders of the Convertible Shares, amend or modify this Trust Agreement for the purposes of:

         (a) adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders and the holders of the Convertible Shares hereunder and under the Company's Articles;

         (b) making such amendments or modifications not inconsistent with this Trust Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Company Board of Directors and the Parent Board of Directors and in the opinion of the Trustee, having in mind the commercially reasonable interests of the Non-Affiliated Holders and the holders of the Convertible Shares as a whole, it may be expedient to make, provided that such boards of directors and the Trustee shall be of the opinion that such amendments and modifications will not be materially prejudicial to the interests of the Non-Affiliated Holders and the holders of the Convertible Shares as a whole; or

         (c) making such changes or corrections which are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the Company Board of Directors and the Parent Board of Directors shall be of the opinion that such changes or corrections will not be materially prejudicial to the interests of the Non-Affiliated Holders and the holders of the Convertible Shares as a whole.

12.3 Meeting to Consider Amendments. The Company, at the request of the Parent, shall call a meeting or meetings of the Non-Affiliated Holders and the holders of the Convertible Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the Company's Articles, the Share Provisions and all applicable laws.

12.4 Changes in Capital of Parent and the Company. At all times after the occurrence of any event effected pursuant to Section 6.7 or Section 6.8 of this Trust Agreement, as a result of which either the Parent Common Shares, the Convertible Shares or the Exchangeable Shares or any of them are in any way changed, this Trust Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Parent Common Shares, the Convertible Shares or the Exchangeable Shares or any of them are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 Execution of Supplemental Trust Agreements. No amendment to or modification or waiver of any of the provisions of this Trust Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Company, Holdco, the Parent and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

         (b) making any additions to, deletions from or alterations of the provisions of this Trust Agreement or the Voting Rights or the Exchange Right which, in the opinion of the Trustee, will not be prejudicial to the interests of the Non-Affiliated Holders and the holders of the Convertible Shares as a whole or are in the opinion of the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Parent, Holdco, the Company, the Trustee or this Trust Agreement; and





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



         (c) for any other purposes not inconsistent with the provisions of this Trust Agreement, including without limitation to make or evidence any amendment or modification to this Trust Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee, the Non-Affiliated Holders and the holders of the Convertible Shares as a whole will not be prejudiced thereby.


                                   ARTICLE 13
                                   TERMINATION

13.1 Term. The Trust created by this Trust Agreement shall continue until the earliest to occur of the following events:

         (a) no Convertible Shares are outstanding and no outstanding Exchangeable Shares are held by any Non-Affiliated Holder;

         (b) each of the Company, Holdco and the Parent elects in writing to terminate the Trust and such termination is approved by the Non-Affiliated Holders of the Exchangeable Shares and the holders of the Convertible Shares in accordance with Article
                  30.4 of the Share Provisions; and

         (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2 Survival of Agreement. This Trust Agreement shall survive any termination of the Trust and shall continue until there are no Convertible Shares outstanding and no Exchangeable Shares outstanding held by any Non-Affiliated Holder; provided, however, that the provisions of Articles 8 and 9 hereof and the representation contained in Section 6.3(b) hereof shall survive any such termination of this Trust Agreement.


                                   ARTICLE 14
                                     GENERAL

14.1 Severability. If any provision of this Trust Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Trust Agreement shall not in any way be affected or impaired thereby and this Trust Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2 Enurement. This Trust Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Non-Affiliated Holders.

14.3 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                  Raintree Resorts International, Inc.
                  10000 Memorial Drive
                  Suite 480
                  Houston, Texas
                  U.S.A. 77024
                  Attention: Chairman
                  Telecopy: (713) 613-2828

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4 Notice of Holders. Any and all notices to be given and any documents to be sent to any Non-Affiliated Holder or any holder of a Convertible Share may be given or sent to the address of such holder shown on the Company's register of security holders in any manner permitted by the Company Act from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such Act, the provisions of which Act shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

14.5 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Non-Affiliated Holder or any holder of a Convertible Share by the Trustee or by the Company, Holdco, the Parent or by such Non-Affiliated Holder or any holder of a Convertible Share to the Trustee or to the Parent, Holdco or the Company, the making of such payment or sending of such document sent through the post shall be at the risk of the Company, in the case of payments made or documents sent by the Trustee or the Company or Holdco or the Parent, and shall be at the risk of the Non-Affiliated Holder or holder of Convertible Shares, in the case of payments made or documents sent by the Non-Affiliated Holder or holder of Convertible Shares, as the case may be.

14.6 Counterparts. This Trust Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7 Jurisdiction. This Trust Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

14.8 Attornment. The Parent agrees that any action or proceeding arising out of or relating to this Trust Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Company at its registered office in the Province of British Columbia as its attorney for service of process.


IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the date first above written.


RAINTREE RESORTS INTERNATIONAL, INC.


By:
      ---------------------------------

Name:
      ---------------------------------

Title:
      ---------------------------------


RAINTREE RESORTS INTERNATIONAL CANADA LTD.


By:
      ---------------------------------

Name:
      ---------------------------------

Title:
      ---------------------------------


RAINTREE RESORTS HOLDINGS ULC


By:
      ---------------------------------

Name:
      ---------------------------------

Title:
      ---------------------------------


RAINTREE RESORTS HOLDINGS ULC
(in its capacity as the Trustee)


By:
      ---------------------------------

Name:
      ---------------------------------

Title:
      ---------------------------------





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